EXHIBIT 21

LIST OF REGISTRANT'S SUBSIDIARIES AND AFFILIATES

234 Springs Rd., LLC	Delaware	UFP Gear, LLC	Michigan
2875 Springs Rd., LLC	Delaware	UFP Global Holdings Limited	United Kingdom
621 Hall St., LLC	Delaware	UFP Gordon, LLC	Michigan
Aljoma Holding Company, LLC	Michigan	UFP Grandview, LLC	Michigan
Aljoma Lumber, Inc.	Florida	UFP Granger, LLC	Michigan
Ardellis Insurance Ltd.	Bermuda	UFP Great Lakes, LLC	Michigan
CA Truss, Inc.	Michigan	UFP Gulf, LLC	Michigan
Caliper Building Systems, LLC	Michigan	UFP Haleyville, LLC	Michigan
Discount Building Products, LLC	Michigan	UFP Hamilton, LLC	Michigan
Eovations, LLC	Michigan	UFP Harrisonville, LLC	Michigan
Gulf Coast Components, LLC	Michigan	UFP Hillsboro, LLC	Michigan
Horizon terra, Incorporated	Indiana	UFP International, LLC	Michigan
Idaho Western, Inc.	Idaho	UFP International Employment Services, LLC	Michigan
idX Asia Fixtures Limited	Hong Kong	UFP Janesville, LLC	Michigan
idX Asia Trading Limited	Hong Kong	UFP Kyle, LLC	Michigan
idX Baltimore, Inc.	Delaware	UFP Lafayette, LLC	Michigan
idX Chicago, LLC	Delaware	UFP Lansing, LLC	Michigan
idX (China) Display System Co. Ltd.	China	UFP Magna, LLC	Michigan
idX Corporation London Limited	Delaware	UFP McMinnville, LLC	Michigan
idX Corporate	Delaware	UFP Mexico Embalaje y Distribution, S. de R.L. de C. V.	Mexico
idX Dallas, LLC	Delaware	UFP Mexico Investment, LLC	Michigan
idX Dayton, LLC	Delaware	UFP Mid-Atlantic, LLC	Michigan
idX Holdings, Inc.	Delaware	UFP Millry, LLC	Michigan
idX Impressions, LLC	Delaware	UFP Minneota, LLC	Michigan
idX (India) Display Privte Ltd.	India	UFP Morristown, LLC	Michigan
idX Los Angeles, LLC	Delaware	UFP Moultrie, LLC	Michigan
idX Mexico	Mexico	UFP Mountain West, LLC	Michigan
idX Shanghai Trading Company Ltd.	China	UFP National Enterprises II, Inc.	Michigan
Integra International Pty Ltd	Australia	UFP New London, LLC	Michigan
International Wood Industries, Inc.	California	UFP New Waverly, LLC	Michigan
Landura, LLC	Texas	UFP New Windsor, LLC	Michigan
Maine Ornamental, LLC	Michigan	UFP New York, LLC	Michigan
Metaworld Technologies, LLC	Michigan	UFP North Atlantic, LLC	Michigan
Mid-Atlantic Framing, LLC	Michigan	UFP Northeast, LLC	Michigan
North Atlantic Framing, LLC	Michigan	UFP Orlando, LLC	Michigan
Pacific Coast Showcase, Inc.	Washington	UFP Parker, LLC	Michigan
Pinelli Universal TKT, S de R.L. de C.V.	Mexico	UFP Purchasing, Inc.	Michigan
Pinelli Universal, S de R.L. de C.V.	Mexico	UFP Ranson, LLC	Michigan

PR Distribution, LLC	Puerto Rico	UFP RE Acquisition, LLC	Michigan
Shawnlee Construction, L.L.C.	Michigan	UFP Riverside, LLC	Michigan
Shepardville Construction, LLC	Michigan	UFP Rockwell, LLC	Michigan
Store Fixtures Canada Holdings, Inc.	Delaware	UFP Saginaw, LLC	Michigan
The UBEECO Group Pty Ltd	Australia	UFP Salisbury, LLC	Michigan
TKT Real State, S. de R.L. de C.V.	Mexico	UFP San Antonio, LLC	Michigan
Tresstar, LLC	Michigan	UFP Sauk Rapids, LLC	Michigan
Triangle Systems, Inc.	New York	UFP Schertz, LLC	Michigan
U.F.P. Mexico Holdings, S. de R.L.	Mexico	UFP Shawnee, LLC	Michigan
UFP Albuquerque, LLC	Michigan	UFP Southeast, LLC	Michigan
UFP Altoona, LLC	Michigan	UFP Southwest, LLC	Michigan
UFP Ashburn, LLC	Michigan	UFP Stockertown, LLC	Michigan
UFP Atlantic, LLC	Michigan	UFP Tampa, LLC	Michigan
UFP Atlantic Division, LLC	Michigan	UFP Thomaston, LLC	Michigan
UFP Auburndale, LLC	Michigan	UFP Thorndale Partnership	Canada
UFP Australia Ptd Ltd	Australia	UFP Thornton, LLC	Michigan
UFP Australia Real Estate Pty Ltd	Australia	UFP Transportation, Inc.	Michigan
UFP Belchertown, LLC	Michigan	UFP Union City, LLC	Michigan
UFP Berlin, LLC	Michigan	UFP Ventures II, Inc.	Michigan
UFP Blanchester, LLC	Michigan	UFP Warranty Corporation	Michigan
UFP Caldwell, LLC	Michigan	UFP Warrens, LLC	Michigan
UFP Canada, Inc.	Canada	UFP Washington, LLC	Michigan
UFP Central Plains, LLC	Michigan	UFP Western Division, Inc.	Michigan
UFP Chandler, LLC	Michigan	UFP White Bear Lake, LLC	Michigan
UFP Dallas, LLC	Michigan	UFP Windsor, LLC	Michigan
UFP de Mexico S.A. de C.V.	Mexico	UFP Woodburn, LLC	Michigan
UFP Distribution, LLC	Michigan	United Lumber & Reman, LLC	Alabama
UFP Eagan, LLC	Michigan	Universal Consumer Products, Inc.	Michigan
UFP East Central, LLC	Michigan	Universal Forest Products RMS, LLC	Michigan
UFP Eastern Division, Inc.	Michigan	Universal Forest Products Texas LLC	Michigan
UFP Eaton LLC	Michigan	Universal Showcase ULC	Alberta
UFP Eatonton, LLC	Michigan	Upshur Forest Products, LLC	Michigan
UFP Elizabeth City, LLC	Michigan	Western Building Professionals of California II Limited Partnership	Michigan
UFP Elkwood, LLC	Michigan	Western Building Professionals of California, Inc.	Michigan
UFP Far West, LLC	Michigan	Western Building Professionals, LLC	Michigan
UFP Folkston, LLC	Michigan
UFP Franklinton, LLC	Michigan
UFP Gainesville, LLC	Michigan